EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inter-Tel Incorporated 1997 Long-Term Incentive Plan of our report dated March 10, 2006 with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Phoenix, Arizona
April 26, 2006